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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 13, 2000, relating to the consolidated financial statements of Beatnik, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

    We also consent to the use in this Registration Statement on Form S-1 of our report dated March 7, 2000, relating to the financial statements of Mixman Technologies Inc., which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 14, 2000